United Airlines Unveils Historic Order to
Purchase Up To 200 New Boeing Widebody Planes

Firm order for 100 new 787 Dreamliners - plus options to add 100 more - represents largest widebody aircraft order by a U.S. carrier in commercial aviation history

Airline now expects to take delivery of about 700 new narrow and widebody aircraft by 2032, including an average of more than two every week in 2023 and three a week in 2024

Order builds on United’s strengths: leading U.S. international gateways, robust domestic network supporting the global fleet, premium onboard experience and most widebodies among North American carriers

Chicago, IL - December 13, 2022 - United Airlines today announced the largest widebody order by a U.S. carrier in commercial aviation history: 100 Boeing 787 Dreamliners with options to purchase 100 more. This historic purchase is the next chapter in the ambitious United Next plan and will bolster the airline’s leadership role in global travel for years to come.

United expects to take delivery of the new widebody planes between 2024 and 2032 and can choose among the 787-8, 9 or 10 models, providing flexibility to support a wide range of routes.

United also exercised options to purchase 44 Boeing 737 MAX aircraft for delivery between 2024 and 2026 - consistent with the United Next 2026 capacity plan - and ordered 56 more MAX aircraft for delivery between 2027 and 2028.

The airline now expects to take delivery of about 700 new narrow and widebody aircraft by the end of 2032, including an average of more than two every week in 2023 and more than three every week in 2024.

Additionally, United continues its unprecedented effort to upgrade the interiors of its existing fleet. More than 90% of the carrier’s international widebodies now feature the United Polaris® business class seat, as well as United Premium Plus® seating – upgrades for the remaining aircraft will be completed by the summer of 2023. United also will retrofit 100% of its mainline, narrow-body planes with its signature interior - about 100 aircraft are scheduled to be completed in 2023 with the remaining expected to be completed by the end of 2025.

Approximately 100 planes of the new widebody order are expected to replace older Boeing 767 and Boeing 777 aircraft, with all 767 aircraft removed from the United fleet by 2030, resulting in an up to 25% decrease in carbon emissions per seat for the new planes compared to the older planes they are expected to replace.

“United emerged from the pandemic as the world’s leading global airline and the flag carrier of the United States,” said United CEO Scott Kirby. “This order further solidifies our lead and creates new opportunities for our customers, employees and shareholders by accelerating our plan to connect more people to more places around the globe and deliver the best experience in the sky.”

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“With this investment in its future fleet, the 737 MAX and 787 will help United accelerate its fleet modernization and global growth strategy,” said Stan Deal, president and CEO of Boeing Commercial Airplanes. “The Boeing team is honored by United’s trust in our family of airplanes to connect people and transport cargo around the world for decades to come.”

Driving Bottom Line Value

The firm order for 787 aircraft addresses United’s current widebody aircraft replacement needs through the next decade – their greatly improved maintenance and fuel burn economics will further United’s efforts to improve its overall cost profile. In partnership with Boeing, this order also helps United maintain flexibility with the timing of widebody aircraft retirements.

At the same time, the 787 options allow United to continue to grow its global network and would help maintain the airline’s industry-leading margins in international flying among U.S. carriers.

“This order solves for our current widebody replacement needs in a more fuel-efficient and cost-efficient way, while also giving our customers a best-in-class experience,” said Gerry Laderman, United’s EVP and Chief Financial Officer. “And if the future of long-haul flying is as bright as we think it will be, United is able to capitalize on those opportunities by exercising these new widebody options - I look forward to the incremental margin and earnings these aircraft will generate.”

The exercised options for MAX aircraft are consistent with the 2026 capacity and two margin targets associated with the United Next plan. United also has started to build the order book for 2027 and beyond with the firm order for 56 additional MAX aircraft.

The Flag Carrier of the United States

With hubs in the nation’s largest cities, United provides strategic gateways to international destinations across the Atlantic, Pacific and Latin America.

In the last two years alone, United added 13 new international destinations, 40 new international routes and extra trips to 10 existing international routes. This expansion includes service to London-Heathrow, where the airline added five new daily flights, for a total of 23 daily flights planned for summer of 2023, including an hourly shuttle there from New York/Newark.

United now serves double-digit international destinations from each of its U.S. hubs:

78 via Newark Liberty International Airport (EWR)
56 via George Bush Intercontinental Airport (IAH)
45 via Chicago O'Hare International Airport (ORD)
41 via Washington Dulles International Airport (IAD)
32 via San Francisco International Airport (SFO)
18 via Los Angeles International Airport (LAX)
17 via Denver International Airport (DEN)

“Our widebody fleet will be re-energized by these new 787 deliveries and further strengthen what we do best: connect people and unite the world with modern, customer friendly and fuel-efficient aircraft,” said Andrew Nocella, United’s EVP and Chief Commercial Officer. “United is uniquely positioned to capture international travel demand thanks to our global network, fleet size and gateway hubs. This combination represents a significant advantage for our business for years to come and another reason for business and leisure customers to choose United.”

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#1 Across the Atlantic

This past summer United became the largest airline between the U.S. and the Atlantic region, consisting of Europe, the Middle East, India and Africa.

Earlier this year, United kicked off the largest transatlantic expansion in its history with the launch of ten new flights – including to several places no other North American carrier serves like Amman, Jordan; Tenerife, Canary Islands; Ponta Delgada, Azores and Mallorca, Spain.

Next summer, United’s Atlantic expansion will continue with new service to three cities – Malaga, Spain, Stockholm, Sweden; and Dubai, UAE – as well as six more flights to some of the most popular destinations in Europe, including Rome, Paris, Barcelona, London, Berlin and Shannon.

In total, United will fly nonstop to 37 cities in Europe, Africa, India and the Middle East next summer, more than all other U.S. airlines combined.

#1 Across the Pacific

United is also the largest carrier from the U.S. across the Pacific and will serve 20 transpacific routes at the beginning of 2023, with more returning throughout the year. Excluding Mainland China and Hong Kong, United’s capacity across the Pacific will exceed 2019 levels next year.

The most notable expansion in this region has been in the South Pacific, and in Australia in particular. United was the only airline to operate continuously between the U.S. and Australia during the pandemic, maintaining a vital supply chain link and helping families stay connected. As Australia gears up for its first full southern summer tourist season in nearly three years, United will have more flights connecting Australia and the U.S. than any other airline.

United offers a total of six nonstop routes that link Australia’s three largest cities – Sydney, Melbourne and Brisbane – with three key U.S. tourist and trade hubs – San Francisco, Los Angeles and Houston. Plus, the recently launched codeshare partnership with Virgin Australia also allows travelers to make easy connections to more than 20 additional cities within Australia, helping support the country’s broader economic recovery.

United also continues to build back other transpacific services. In January 2023, the airline plans to fly 48 times per week from the Continental U.S. to Japan, including new service from Newark/New York to Haneda and the relaunch of San Francisco to Osaka.

New Flights to Africa, India & the Middle East

In the last three years, United added five new nonstop flights to four cities in Africa and now offers nonstop routes to Cape Town and Johannesburg from Newark/New York and to Accra, Ghana; Lagos, Nigeria and Cape Town from Washington D.C.

United’s recent agreement with Emirates, which begins with a new nonstop flight between Newark/New York and Dubai, UAE in March 2023, will significantly expand the airline’s reach in the Middle East and India, opening easy connections to nearly 100 cities in the region on Emirates and its sister airline flydubai.

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Strategic Collaborations

United has forged alliances and strategic agreements with many of the world’s leading global airlines and travel companies to give customers even more options and help make world travel more accessible. The airline was a founding member of Star Alliance, giving customers reciprocal travel and loyalty program benefits on 26 global airlines and allowing easy connections almost anywhere in the world. United has close working relationships with its joint venture partners the Lufthansa Group, Air Canada, All Nippon Airways, and Air New Zealand and holds codeshare agreements with leading airlines like Virgin Australia and Emirates.

The 787 Customer Experience

Each United 787 features four on-board products: United Polaris business class, United Premium Plus, Economy Plus®, and economy, providing an elevated and consistent experience throughout the airline’s international widebody fleet. Consistently ranked by customers as the highest scoring aircraft in United’s fleet in terms of overall satisfaction, all 787 aircraft also include larger windows, LED lighting, a lower cabin altitude setting and higher humidity, so customers feel more hydrated and better rested upon arrival.

“Our fleet of 787 aircraft brings together the best parts of the United customer experience - helpful, friendly service, terrific amenities and best-in-class technology,” said Linda Jojo, United’s EVP and Chief Customer Officer. “And customers just love our Polaris products – from our airport lounges, amenities and seat-back screens to big seats that turn into beds, luxury blankets and pillows and plenty of room for storage. We’re proud to offer customers more lie-flat seat options than all other U.S. carriers combined.”

Each United Polaris business class seat offers all-aisle access, wool blend seat covers for breathability and a memory foam layer for extra comfort, as well as 16-inch high-definition touch screens and noise-reducing headphones that include free access to more than 1,000 movies, TV shows, audio playlists, podcasts, and games.

All United Premium Plus seats include a six-inch recline, 13-inch seat back screens, and an amenity kit with pillow and blanket at every seat. Economy Plus and economy customers have 10-inch screens at every seat.

The seatback experience throughout the entire 787 aircraft also includes United’s Inflight Entertainment System (IFE) with accessibility features for people with hearing or visual disabilities. And United plans to add Bluetooth connectivity throughout new 787 aircraft so customers have the option of using their own headphones.

Premium Onboard Amenities

United Polaris customers also receive custom Saks Fifth Avenue bedding that includes a duvet, day blanket, and pillow - items like mattress pads, slippers and United’s signature cooling gel pillows are available upon request. Plus, earlier this year United debuted new amenity kits from Away that include Sunday Riley skincare products.

United Polaris Lounge

Every United Polaris customer also has access to the United Polaris Lounge – with locations in Chicago, Houston, Los Angeles, Newark/New York, San Francisco and Washington D.C. – with amenities that include spa-like shower facilities, a full-service restaurant and curated buffet, as well as daybeds with soft lighting and white noise.

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Creating Tens of Thousands of Careers

Today’s order also is expected to lead to increased hiring – the airline hired 15,000 people in 2022 and is on track to add another 15,000 next year. For more information about United’s recruiting and hiring efforts, visit careers.united.com.

“When I look at our culture and the trajectory of our brand and company, I know this is the best time to join United Airlines,” said Kate Gebo, United’s EVP of Human Resources and Labor Relations. “We’re not just creating jobs – these are long-lasting careers that offer great pay, outstanding benefits and flight privileges to see the world. And the best part is we’re actively hiring across every role at the airline.”

Pilots

United continues to see strong interest in pilot roles, from military and civilian backgrounds as well as from other carriers. In 2022, the airline hired about 2,400 pilots and plans to add more than 2,500 pilots in 2023, with a goal to add 10,000 pilots this decade.

Earlier this year, United opened the United Aviate Academy, with a goal of training 5,000 new pilots at the school by 2030 with the goal of at least half being women or people of color. To date, the airline has received more than 22,000 applications for admissions - nearly 70% of applicants are women or people of color - and the Aviate Academy’s 2022 graduating class is more than 60% diverse.

Flight Attendants

United will hire more than 18,000 new flight attendants in the coming years with more than 4,000 expected to join the team in 2023 - earlier this year, the airline received 8,000 applications in less than 72 hours for open flight attendant roles.

Early next year, United will open a state-of-the-art Inflight Training Center in Houston featuring 50,000 square feet of classroom space and an aquatics center for safety training. The new facility allows for the training of more than 8,000 flight attendants per year and provides a more realistic customer service environment that will better prepare those in training to deliver the best possible experience to customers.

Aircraft Maintenance

United expects to hire more than 7,000 maintenance technicians by 2026 to provide upkeep of its fleet and ensure facilities meet the needs of employees and customers. The airline hired more than 1,000 aircraft mechanics already this year and expects to add 2,000 more in 2023.

In November 2022, United launched Calibrate, a 36-month apprenticeship program to grow and diversify its pipeline of aircraft technicians – through that program, the airline plans to train 1,000 new aircraft technicians by 2026, with the goal of at least half being women or people of color.

Airport Operations

This year alone, United hired more than 8,500 new customer service, ramp, and gate agents and expects to add another 7,000 in 2023. These are critical roles in United’s operation - the people who work the gate or on the tarmac help ensure customers have a safe, enjoyable and on-time travel experience.

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Local Hiring

In 2023, United expects to hire across each its U.S. hubs:

2,600+ new jobs in Chicago / ORD
2,200+ new jobs in San Francisco / SFO
2,100+ new jobs in Newark/New York / EWR
1,800+ new jobs in Houston / IAH
1,800+ new jobs in Denver / DEN
1,100+ new jobs in Washington, D.C. / IAD
400+ new jobs in Los Angeles / LAX

Better Fuel Efficiency & Lower Carbon Emissions

United has set an ambitious goal to be 100% green by reducing its greenhouse gas emissions by 100% by 2050, without relying on traditional carbon offsets. To get there, the airline is introducing more fuel-efficient aircraft into its fleet and investing in sustainable aviation fuel and other decarbonization technologies.

According to Boeing, the 787 Dreamliner contributes up to a 25% improvement in fuel efficiency and lower carbon emissions per seat compared with the airplanes it replaces through new engines, an expanded use of lightweight composite materials, more efficient systems applications and modern aerodynamics.

Boeing has worked to reduce the sound footprint - the distance across which disturbing noise is heard - for the 787 Dreamliners, which incorporate new technologies to ensure that no sound of 85 decibels - about the level of loud traffic heard from the side of the road - leaves the airport boundaries. In fact, the noise footprint of the 787 is more than 60 percent smaller than those of the airplanes it replaces. For more information about United’s environmental impact, visit crreport.united.com.

About United

United's shared purpose is "Connecting People. Uniting the World." From our U.S. hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C., United operates the most comprehensive global route network among North American carriers. United is bringing back our customers' favorite destinations and adding new ones on its way to becoming the world's best airline. For more about how to join the United team, please visit www.united.com/careers and more information about the company is at www.united.com. United Airlines Holdings, Inc., the parent company of United Airlines, Inc., is traded on the Nasdaq under the symbol "UAL".

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, including statements regarding the potential impacts of United’s aircraft orders, including on United’s financial targets, route and capacity plans and emissions-related targets. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives and involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, [any delay or inability of United to realize the expected benefits of the orders or United’s decision not to elect to exercise options to purchase additional aircraft]. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect United’s business and market, particularly those identified in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in United’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law or regulation, United undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.